                                                                   EXHIBIT 99.D


                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

         AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AGREEMENT"), dated as of ____________ __, 2001, between Explorer Holdings, L.P., a Delaware limited partnership ("STOCKHOLDER"), and Omega Healthcare Investors, Inc., a Maryland corporation (the "COMPANY").

         WHEREAS, the Company and Stockholder have entered into an Investment Agreement, dated as of October 29, 2001 (the "INVESTMENT AGREEMENT"), pursuant to which, among other things, Stockholder acquired shares of [Common Stock] [Series D Preferred Stock, par value $1.00 per share, of the Company (the "SERIES D PREFERRED"), which are convertible into shares of common stock, par value $0.10 per share, of the Company (the "COMMON STOCK") under certain circumstances];

         WHEREAS, the Company and Stockholder are parties to that certain Stockholders Agreement, dated as of July 14, 2000 (the "ORIGINAL AGREEMENT"); and

         WHEREAS, the Company and the Stockholder wish to amend and restate the Original Agreement in its entirety.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                 I. DEFINITIONS
                                 --------------

              1.1 DEFINITIONS. Capitalized terms used herein and not defined herein will have the meaning set forth in the Investment Agreement. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

              (a) "AFFILIATE" of any Person means any other Person, that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and, for the purposes of this definition only, "CONTROL" (including the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise.

              (b) "ASSUMPTION AGREEMENT" means an agreement in writing in substantially the form of EXHIBIT A hereto pursuant to which the party thereto agrees to be bound by the terms and provisions of Sections 2.2, 2.5, 3.1 and 3.2 of this Agreement.

              (c) A Person will be deemed the "BENEFICIAL OWNER" of, and will be deemed to "BENEFICIALLY OWN", and will be deemed to have "BENEFICIAL OWNERSHIP" of:

                  (i) any securities that such Person or any of such Person's Affiliates is deemed to "BENEFICIALLY OWN" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

                  (ii) any securities (the "UNDERLYING SECURITIES") that such Person or any of such Person's Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities).

              (d) "BOARD" means the Board of Directors of the Company.

              (e) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

              (f) "PERSON" means an individual, a corporation, a partnership, a limited partnership, a limited liability company, an association, a trust or other entity or organization, including without limitation a government or political subdivision or an agency or instrumentality thereof.

              (g) "PUBLIC OFFERING" means the sale of shares of any class of Securities to the public pursuant to an effective registration statement (other than a registration statement on

Form S-4 or S-8 or any similar or successor form) filed under the Securities
Act.

              (h) "REGISTRATION RIGHTS AGREEMENT" means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, between Stockholder and the Company and any other registration rights agreement entered into in accordance with Article III hereof.

              (i) "SECURITIES" means the Common Stock, the Series C Preferred, the Series D Preferred, all other securities of the Company entitled to vote generally in the election of the directors of the Company, and all other securities convertible into, exchangeable for or exercisable for any such securities (whether immediately or otherwise).

              (j) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

              (k) "TRANSFER" means a transfer, sale, assignment, pledge, hypothecation or disposition.

              (l) "VOTING SECURITIES" means all Securities, other than the Series D Preferred.

                        II. GOVERNANCE; RESTRICTIONS ON
                        --------------------------------
                        ACQUISITION OF VOTING SECURITIES
                        --------------------------------

              2.1 NOMINATION AND VOTING FOR STOCKHOLDER DESIGNEES AND INDEPENDENT DIRECTOR. (a) From and after the Stockholder Approval Date, Stockholder will be entitled at Stockholder's election to designate from time to time up to such number of directors to the Board (the "STOCKHOLDER DESIGNEES") based on the percentage of the Company's total issued and outstanding Voting Securities beneficially owned by Stockholder, as set forth in the table below:

       PERCENTAGE OF VOTING
      SECURITIES BENEFICIALLY
       OWNED BY STOCKHOLDER                  NUMBER OF STOCKHOLDER DESIGNEES
     ------------------------                -------------------------------
          Less than 5.00%                                   0
           5.00% - 14.99%                                   1
           15.0% - 24.99%                                   2
          25.0% - 34.99%                                    3
          35.0% - 44.99%                                    4
          45.0% - 49.99%                                    5
        Greater than 50.0%                                  6



              (b) Between the date hereof and the Stockholder Approval Date, Stockholder will be entitled at Stockholder's election to designate from time to time up to such number of directors to the Board based on the percentage of the Company's total issued and outstanding Voting Securities beneficially owned by Stockholder, as set forth in the table below:

           PERCENTAGE OF VOTING
          SECURITIES BENEFICIALLY
           OWNED BY STOCKHOLDER               NUMBER OF STOCKHOLDER DESIGNEES
         -------------------------            -------------------------------
              Less than 5.00%                                0
               5.00% - 16.67%                                1
              16.67% - 27.78%                                2
              27.78% - 38.89%                                3
              38.89% - 50.00%                                4
            Greater than 50.0%                               5


              (c) The Company, at each meeting of stockholders of the Company at which directors are elected or pursuant to which such action is to be taken by written consent, will nominate for election as directors of the Company such number of Stockholder Designees such that following such election the Stockholder Designees who are members of the Board represent the aggregate number of Stockholder Designees that Stockholder is permitted to designate pursuant to this Section 2.1. Ninety calendar days prior to any such meeting or action by written consent, Stockholder will provide the Company with the information required pursuant to Regulation 14A under the Exchange Act with respect to each such Stockholder Designee. The Company will solicit proxies from its stockholders for such nominees, vote all proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary, and otherwise use its best efforts to cause such nominees to be elected to the Board as herein contemplated.

              (d) The Stockholder Designees will be apportioned among the three classes of directors as equal as possible; PROVIDED, HOWEVER, that in the event that the number of Stockholder Designees determined pursuant to Section 2.1 is not evenly divisible by three, such additional Stockholder Designee or Designees shall be nominated to the class or classes of directors with the longest term of office. Each Stockholder Designee will serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office, or death.

              (e) Notwithstanding anything in the bylaws of the Company to the contrary, if any Stockholder Designee ceases to be a director of the Company for any reason, the Company will promptly upon the request of Stockholder cause a person designated by Stockholder to replace such director if Stockholder is so entitled.

              (f) Stockholder agrees to cause a Stockholder Designee to promptly resign in the event Stockholder's beneficial ownership of Voting Securities declines such that Stockholder would no longer have the right to designate such person.

              (g) From and after the date the stockholders of the Company vote to approve the amendment of the Company's Articles of Restatement and bylaws to permit an increase in the size of the Board to eleven (the "STOCKHOLDER APPROVAL DATE"), the Company will take all actions as may be necessary to appoint C. Taylor Pickett to the Board. The Company covenants that the total number of seats on the Board (including any vacant seats) will in no event exceed ten unless otherwise agreed to in writing by Stockholder or as provided pursuant to the terms of the Series A, B, C or D Preferred Stock in effect on the date hereof, or in the case of the Series C Preferred Stock, pursuant to the Amended Series C Articles Supplementary contemplated by the Investment Agreement.

              (h) Except as may otherwise be required under the rules of The New York Stock Exchange or the SEC or as may be agreed to by a majority of the Stockholder Designees, at all times after the date hereof, the Company will take such action to ensure that the Stockholder Designees are represented on each committee of the Board in at least the same proportion as their representation on the entire Board and that each committee will consist of at least three members, other than any committee comprised solely of Non-Stockholder Designees established for the purpose of considering transactions in which the Stockholder or its Affiliates or Associates have an interest different from other stockholders of the Company.

              (i) Notwithstanding anything to the contrary in this Agreement or the Articles Supplementary for the Series C Preferred Stock of the Company, prior to the receipt by the Company of Stockholder Approval for the Amended Series C Articles Supplementary, in the event the holders of the Series A Preferred Stock or Series B Preferred Stock shall be entitled to elect Additional Preferred Stock Directors (as defined in the Articles Supplementary for each of the Series A Preferred Stock and the Series B Preferred Stock), then the number of Stockholder Designees Stockholder shall be entitled to designate shall be increased by two.

              2.2 VOTING FOR OTHER DIRECTORS. (a) (a) For as long as Stockholder beneficially owns at least 15.0% of the issued and outstanding Voting Securities, Stockholder will vote all Voting Securities that it beneficially owns to elect as directors (i) three Independent Directors and (ii) from and after the date the Board is increased to ten members, one additional Person who is not an Affiliate or Associate of Stockholder or its Affiliates or Associates (other than the Company) (such designees, "NON-STOCKHOLDER DESIGNEES").

              (b) The Company shall use its best efforts to cause the Non-Stockholder Designees selected in accordance with this Section 2.2 to serve on the Board. The Company, at each meeting of stockholders of the Company at which directors are elected or pursuant to which such action is to be taken by written consent, will nominate for election as directors of the Company such number of Non-Stockholder Designees such that following such election the Non-Stockholder Designees who are members of the Board represent the aggregate number of Non-Stockholder Designees that are to be elected in accordance with this Section 2.2. The Company will solicit proxies from its stockholders for such nominees, vote all proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary, and otherwise use its best efforts to cause such nominees to be elected to the Board as herein contemplated. Notwithstanding anything in the bylaws of the Company to the contrary, in the event any Non-Stockholder Designee shall be unable to serve as a director, a replacement for such director shall be designated in the same manner as set forth in this Section 2.2.

              (c) "INDEPENDENT DIRECTOR" shall mean a Person who (i) satisfies the qualification requirements as an "independent" director and as a member of the audit committee of the Company under the rules and regulations of The New York Stock Exchange and (ii) is not an Affiliate of Stockholder.

              2.3 OTHER VOTING RIGHTS. Stockholder and the Company agree that under applicable law, including without limitation Section 2-419 of the MGCL, and pursuant to the Company's constituent documents, neither the Stockholder nor the Stockholder Designees would be precluded, and the Company agrees that it will not assert that the Stockholder or any of the Stockholder Designees is precluded, from voting with respect to any transaction involving Stockholder following appropriate disclosure to the then directors of any circumstances that could provide the basis for an assertion of a conflict of interest.

              2.4 ACCESS. The Company will, and will cause its subsidiaries and each of the Company's and its subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (a) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Stockholder reasonable access, during normal business hours, to the offices, properties, other facilities, books and records of the Company and each subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and of each subsidiary who have any knowledge relating to the Company or any subsidiary and (b) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Stockholder, such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and its subsidiaries (or legible copies thereof) as Stockholder may from time to time reasonably request (other than information and material from the Company's counsel which is subject to the attorney/client privilege, which information and material shall be made available to the Stockholder Designees in their capacity as members of the Board).

              2.5 RESTRICTION ON ACQUISITION OF VOTING SECURITIES. Except in connection with the acquisition of Voting Securities in a transaction approved by a committee of the Board, all of the members of which committee shall consist of Non-Stockholder Designees, Stockholder will not purchase or otherwise acquire beneficial ownership of more than 80% of the Voting Securities then issued and outstanding. Notwithstanding the foregoing, Stockholder shall not be in breach of this Section 2.5 as the result of (i) an acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportionate number of Voting Securities beneficially owned by Stockholder in excess of 80% of the Voting Securities then issued and outstanding, (ii) the acquisition by Stockholder of newly issued Voting Securities directly from the Company, or (iii) any increase in the number of Voting Securities beneficially owned by Stockholder as a result of the anti-dilution provisions of any Voting Securities. This Section 2.5 will immediately terminate if a third party publicly announces an intent to effect a transaction, "commence a tender offer" (within the meaning of Rule 14d-2 under the Exchange Act), or enter into an agreement contemplating the acquisition of, 20% or more of the Voting Securities then issued and outstanding.

                          III. TRANSFER OF SECURITIES
                          ---------------------------

              3.1 TRANSFER OF VOTING SECURITIES BY STOCKHOLDER. (a) Stockholder agrees that Stockholder will not Transfer Voting Securities beneficially owned by it, the effect of which would cause the transferee to acquire beneficial ownership of 10% or more of the Voting Securities then-outstanding (other than to any Affiliate of Stockholder), unless, prior to such Transfer
(i) notice of such Transfer is given to the Company and (ii) the Person to whom such Voting Securities are to be Transferred enters into an Assumption Agreement.

              (b) In the event of any purported Transfer by Stockholder of any Voting Securities not made in compliance with this Section 3.1, such purported Transfer will be void and of no effect and the Company will not give effect to such Transfer. The Company shall be entitled to treat the prior owner as the holder of any such Securities not Transferred in accordance with this Agreement.

              3.2 LEGEND. Each certificate representing Securities issued to Stockholder will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as the Company may be advised by counsel are required by law (the "LEGEND")):

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR ANY OTHER APPLICABLE LAW OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

                  "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED ___________ __, 2001, BETWEEN THE COMPANY AND EXPLORER HOLDINGS, L.P., A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT."

The Legend will be removed by the Company by the delivery of a legal opinion from counsel to the Stockholder to the effect that such legend is no longer required for purposes of applicable securities laws. In connection with the foregoing, the Company agrees that, if the Company is required to file reports under the Exchange Act, for so long as and to the extent necessary to permit the Stockholder to sell any Securities pursuant to Rule 144, the Company will use its reasonable efforts to file, on a timely basis, all reports required to be filed with the SEC by it pursuant to Section 13 of the Exchange Act, furnish to the Stockholder upon request a written statement as to whether the Company has complied with such reporting requirements during the 12 months preceding any proposed sale under Rule 144 and otherwise use its reasonable efforts to permit such sales pursuant to Rule 144.

              3.3 TRANSFERS OF VOTING SECURITIES BY STOCKHOLDER. The Company and its transfer agent may not refuse to Transfer any Voting Securities, passing either by voluntary Transfer or by operation of law, by Stockholder if such Transfer (i) complies with Section 3.1 hereof and (ii) would not, in the written opinion of counsel to Stockholder reasonably acceptable to the Company, disqualify the Company as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended.

              3.4 REGISTRATION RIGHTS. Upon consummation of any Transfer of Securities constituting 5% or more of the Securities (other than a Transfer in a Public Offering or pursuant to Rule 144 under the Securities Act), the Company will enter into a registration rights agreement in favor of such transferee substantially in the form of the Registration Rights Agreement, with such modifications thereto as are acceptable to such transferee that do not materially increase the Company's obligations thereunder (excluding the effects of multiple parties); provided, however, that in no event will the Company be required to grant more than one demand registration right for every 5% of Securities then outstanding involved in such Transfer of Securities.

                               IV. MISCELLANEOUS
                               ------------------

              4.1 TERMINATION. (a) The provisions of this Agreement will terminate, and be of no further force or effect (other than with respect to prior breaches), on the fifth anniversary of the date of this Agreement.

              (b) Any portion or all of this Agreement will terminate and be of no further force and effect upon a written agreement of the parties to that effect.

              4.2 SPECIFIC PERFORMANCE. The parties agree that any breach by either of them of any provision of this Agreement would irreparably injure the Company or the Investor, as the case may be, and that money damages would be an inadequate remedy therefor. Accordingly, the parties agree that the other party will be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consent to the entry thereof, in addition to any other remedy to which such other party is entitled at law or in equity.

              4.3 NOTICES. All notices, requests and other communications to either party hereunder will be in writing (including telecopy or similar writing) and will be given:

                  IF TO THE COMPANY, TO:
                  ---------------------

                           Omega Healthcare Investors, Inc.
                           900 Victors Way, Suite 350
                           Ann Arbor, Michigan 48108
                           Attention:  Chief Financial Officer
                           Fax: (734) 887-0322

                  WITH A COPY TO:
                  --------------

                           Powell, Goldstein, Frazer & Murphy LLP
                           191 Peachtree Street, N.E.
                           Suite 1600
                           Atlanta, Georgia 30303
                           Attention:  Rick Miller or
                           Eliot Robinson
                           Fax: (404) 572-6999

                  IF TO STOCKHOLDER, TO:
                  ---------------------

                           Explorer Holdings, L.P.
                           c/o The Hampstead Group, L.L.C.
                           4200 Texas Commerce Tower West
                           2200 Ross Avenue
                           Dallas, Texas 75801
                           Attention:  William T. Cavanaugh
                           Fax: (214) 220-4949

                  WITH A COPY TO:
                  --------------

                           Jones, Day, Reavis & Pogue
                           599 Lexington Avenue
                           New York, New York  10022
                           Attention:  Thomas W. Bark
                           Fax:  (212) 755-7306

or such other address or telecopier number as such party may hereafter specify by notice to the other party hereto. Each such notice, request or other communication shall be effective only when actually delivered at the address specified in this Section 4.3, if delivered prior to 5:00 (local time) and such day is a Business Day, and if not, then such notice, request or other communication shall not be effective until the next succeeding Business Day.

              4.4 AMENDMENTS: NO WAIVERS. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Stockholder, or in the case of a waiver, by the party against whom the waiver is to be effective.

              (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

              4.5 SUCCESSORS AND ASSIGNS. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED, HOWEVER, that none of the parties may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the other party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

              4.6 COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

              4.7 ENTIRE AGREEMENT. This Agreement, the Investment Agreement, the Registration Rights Agreement and the documents contemplated thereby (and all schedules and exhibits thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto.

              4.8 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

              4.9 CALCULATION OF BENEFICIAL OWNERSHIP. Any provision in this Agreement that refers to a percentage of Voting Securities shall be calculated based on the aggregate number of issued and outstanding shares of Common Stock at the time of such calculation (including any shares of Common Stock that would then be issuable upon the conversion of the Series C Preferred, Series D Preferred or any outstanding convertible security), but shall not include any shares of Common Stock issuable upon any options, warrants or other securities that are exercisable for Common Stock.

              4.10 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

              4.11 JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any state or federal court located in the State of Delaware (as applicable, a "DELAWARE COURT"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Delaware Court.

              (b) It will be a condition precedent to each party's right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the Delaware Court (unless such suit, action or proceeding is brought solely to obtain discovery or to enforce a judgment), and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

              (c) No party may move to (i) transfer any such suit, action or proceeding from the Delaware Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the Delaware Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the Delaware Court for the purpose of bringing the same in another jurisdiction.

              (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Delaware Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by law. Notwithstanding the foregoing, this Section 4.11 will not apply to (x) any suit, action or proceeding by a party seeking indemnification or contribution pursuant to this Agreement or otherwise in respect of a suit, action or proceeding against such party by a third party if such suit, action or proceeding by such party seeking indemnification or contribution is brought in the same court as the suit, action or proceeding against such party or (y) any suit, action or proceeding to enforce a judgment of a Delaware Court.

              4.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

              4.13 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     EXPLORER HOLDINGS, L.P.

                                     By:    EXPLORER HOLDINGS GENPAR,
                                            L.L.C., its General Partner



                                     By:
                                            ----------------------------------
                                               William T. Cavanaugh, Jr.
                                               Vice President


                                     OMEGA HEALTHCARE INVESTORS, INC.



                                     By:
                                            ----------------------------------
                                               C. Taylor Pickett
                                               Chief Executive Officer

                                    EXHIBIT A
                                    ---------
                          FORM OF ASSUMPTION AGREEMENT
                          ----------------------------

         The undersigned hereby agrees, effective as of the date hereof, to become a party to, and be bound by the provisions of, Sections 2.2, 2.5, 3.1 and
3.2 of that certain Amended and Restated Stockholders Agreement (the "Agreement") dated as of ________ ___, 2001 by and between Omega Healthcare Investors, Inc. and Explorer Holdings, L.P. and for all purposes of such sections of the Agreement, the undersigned shall be included within the term "Stockholder" (as defined in the Agreement). The address and facsimile number to which notices may be sent to the undersigned is as follows:




----------------------------

----------------------------

----------------------------

Facsimile No.---------------




                                     [Name]


                                      By:  _____________________________
                                            Name:
                                            Title: